UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2011

BeesFree, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-150266	92-0189305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Vista Parkway, Suite 4033 West Palm Beach, FL	33411
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (561) 939-4860

c/o Nehemya Hesin 29 Rashbi St. Apt # 19 Modiin Illit, Israel, 71919
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

BEESFREE, INC.

TABLE OF CONTENTS

		Page

Item 2.01	Completion of Acquisition or Disposition of Assets	3
	Merger	3
	Description of Our Company	5
	Description of Business	5
	Legal Proceedings	11
	Management’s Discussion and Analysis of Financial Condition and Results of Operations	12
	Risk Factors	15
	Security Ownership of Certain Beneficial Owners and Management	22
	Executive Officers and Directors
	Executive Compensation	29
	Certain Relationships and Related Transactions

Item 3.02	Unregistered Sales of Equity Securities	23
	Description of Capital Stock	24

Item 5.01	Changes in Control of Registrant.	28

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	28

Item 5.06	Change in Shell Company Status.	30

Item 9.01	Financial Statements and Exhibits.	31

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported, on September 30, 2011, we entered into an Agreement and Plan of Merger with BeesFree, Inc., a Nevada corporation and our wholly owned subsidiary (“BeesFree-NV”), pursuant to which BeesFree-NV was merged with and into us, the separate existence of BeesFree-NV ceased and we changed our corporate name from “BNH Inc.” to “BeesFree, Inc.” Furthermore, as previously reported, concurrently with this merger, on October 27, 2011, we effectuated a 2-for-1 forward stock split, pursuant to which every one share of our issued and outstanding common stock was reclassified into two whole post-split shares of common stock (the “Stock Split”) and our authorized common stock was increased from 100,000,000 shares to 200,000,000 shares. Prior to the Stock Split we had 7,583,334 shares of common stock outstanding. Subsequent to the Stock Split we had 15,166,668 shares of common stock outstanding.

Merger

On December 16, 2011, we entered into a subsequent Agreement and Plan of Merger (the “Merger Agreement”) with BeesFree, Inc., a privately held Delaware corporation (“BeesFree-DE”), and BeesFree Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of ours (“Acquisition Sub”), pursuant to which Acquisition Sub was merged with and into BeesFree-DE, and BeesFree-DE, as the surviving corporation, became our wholly-owned subsidiary (the “Merger”).

Pursuant to the terms and conditions of the Merger Agreement:

•
Each share of BeesFree-DE’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 11,950,000 shares of our common stock.  An aggregate of 11,950,000 shares of BeesFree-NV’s common stock were issued to the holders of BeesFree-DE’s common stock.

•
Pursuant to the terms of the Merger Agreement, our officers and directors shall resign, with such director resignations to become effective on the tenth day after the mailing of a Schedule 14F-1 Information Statement to our Stockholders. Nehemya Hesin and Danielle Mimouni resigned as our sole officers and directors, and a new board of directors and new officers were appointed. Our new board of directors consists of Mario Sforza and Professor Juan Carlos Trabucco, previously the directors and officer of BeesFree-DE. In addition, immediately following the Merger, we appointed Mario Sforza as our president and chief executive officer.

The purposes of the transactions described in the Form 8-K were to complete a reverse merger, obtain new financing and complete a recapitalization of the company with the result being that BeesFree DE became a wholly-owned subsidiary.  Our business operations will now focus on the business of BeesFree DE in the future and our management will be the management of BeesFree DE.

Private Offering

Immediately following the closing of the Merger, we sold 1,200,000 shares of our Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) at a purchase price of $1.00 per share and five-year common stock purchase warrants (the “Warrants”) to purchase up to 1,200,000 shares of our common stock at an exercise price of $1.50 per share in a private placement to accredited investors (the “Private Placement”).  In addition, as part of the Private Placement, the holders of certain 8% convertible debentures issued by BeesFree-DE prior to the Merger, in an aggregate principal amount of $1,000,000  (the “Debentures”), converted such Debentures in full into 1,000,000 shares of Preferred Stock and Warrants to purchase 1,000,000 shares of common stock (the “Debt Conversions”).

Financial West Group (the “Placement Agent”) agreed to act as our placement agent in connection with this offering. We have agreed to pay the Placement Agent a cash fee equal to 8% of the gross proceeds of the offering, excluding any subscriptions related to the Debentures.  We have also agreed to issue the placement agent common stock purchase warrants equal to 10% of the aggregate number of shares of common stock sold in this offering (excluding any Common Stock underlying the warrants). The warrants issuable to the Placement Agent are on the same terms as provided to the investors in the Private Placement, but contain cashless exercise features. William Corbett, a registered representative of the Placement Agent, had been issued 100,000 shares of common stock of BeesFree-DE as founder shares.

As a result of the Private Placement, after payment of offering expenses including Placement Agent fees and related legal and accounting expenses we received net proceeds of $1,049,490.

In conjunction with the Merger, we entered into a Stock Redemption Agreement (the “Redemption Agreement”) with certain stockholders, including, Nehemya Hesin and Danielle Mimouni, pursuant to which we redeemed 11,166,668  shares of common stock for cancellation (the “Stock Cancellation”) leaving 4,000,000 shares of our common stock outstanding held by persons who were stockholders of ours prior to the Merger.

In connection with the foregoing transaction we entered into an investor relations consulting agreement (the “Investor Relations Agreement”) with Brooke Capital Investments, LLC (“Brooke”) which takes effect as of December 1, 2011, pursuant to which Brooke agreed to provide us with investor relations consulting services for six months in exchange for $500,000, $250,000 of which was paid upon consummation of the Private Placement and the balance of which is due in one installments of $250,000 within thirty (30) business days. Pursuant to the Investor Relations Agreement, Brooke shall provide the Company with services, including a marketing campaign that will include investor brochures, social media and online advertising that highlight the Company to new investors. In addition, Brooke will also provide content aggregation/editing, copywriting, replication and printing, shipping and delivery to distribution points. The term of the Investor Relations Agreement shall be for six (6) months. We have the right to terminate the Investor Relations Agreement upon written notice to Brooke at any time and we will not be responsible for any payments due after the notice of termination is provided to Brooke.

The foregoing description of the Merger and Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Merger Agreement, which is filed as Exhibit 2.1 hereto, (ii) the Form of Subscription Agreement, is filed as Exhibit 10.1 hereto, (iii) the Form of Warrant, which is filed as Exhibit 10.2 hereto, (iv) the Certificate of Designation of the Preferred Stock, which is filed as Exhibit 3.1 hereto, (v) the Investor Relations Agreement, which is filed as Exhibit 10.8 hereto, each of which is incorporated herein by reference.

Following the Stock Split, the Merger, the Private Placement, the Debt Conversion and the Stock Cancellation, as of the date of this Current Report on Form 8-K, there were 15,950,000 shares of common stock issued and outstanding, which includes 11,950,000 shares issued to the former stockholders of BeesFree-DE and 4,000,000 shares held by our stockholders prior to the Merger. In addition, we currently have 2,200,000 shares of Preferred Stock issued and held by the investors in the Private Placement as well as the holders of the converted Debentures, and 2,200,000 shares of common stock underlying the Warrants.  Approximately 74.92% of such issued and outstanding shares were held by former stockholders of BeesFree-DE and approximately 25.08% were held by our stockholders prior to the Merger (see “Description of Capital Stock”).

The shares of common stock issued to the former stockholders of BeesFree-DE in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. We have not committed to registering these shares for resale. Certificates representing these shares contain a legend stating the restrictions applicable to such shares. The shares of common stock may be sold pursuant to Rule 144. We have agreed to register the shares of Common Stock underlying the Preferred Stock and Warrants issued in the Private Placement.

Changes to the Business.  We intend to carry on BeesFree-DE’s business as our sole line of business.  We have relocated our executive offices to 2101 Vista Parkway, Suite 4033, West Palm Beach, FL 33411 and our telephone number is (561) 939-4860.

Changes to the Board of Directors and Executive Officers.  Pursuant to the terms of the Merger, both Nehemya Hesin and Danielle Mimouni resigned as executive officers and directors of BeesFree-NV and Mario Sforza and Professor Juan Carlos Trbucco were appointed to BeesFree-NV’s board of directors.  The resignations and appointment of our directors will take effect on the tenth day after the mailing of a Schedule 14F-1 Information Statement to our Stockholders. Following the Merger, Mr. Sforza was appointed as BeesFree-NV’s chief executive officer and president and David Todhunter was appointed as BeesFree-NV’s chief financial officer.

All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment.  The Merger is being accounted for as a reverse merger and recapitalization and BeesFree-DE is deemed to be the acquirer in the reverse merger for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that will be reflected in the financial statements prior to the Merger will be those of BeesFree-DE, and the consolidated financial statements of the Company after completion of the Merger will include the assets and liabilities of BeesFree-DE, historical operations of BeesFree-DE and operations of BeesFree-DE from the Closing Date of the Merger.  Further, as a result of the issuance of the shares of common stock pursuant to the Merger, a change in control of the Company occurred as of the date of the Merger.

Tax Treatment.  The Merger is intended to constitute a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code. Any gain required to be recognized will be subject to regular individual or corporate federal income taxes, as the case may be.

Description of Our Company

We were incorporated on September 4, 2007, in the State of Nevada, initially to import and market environmentally friendly and biodegradable plastics, or bioplastic products, in the form of disposable utensils, plates, and cups.  We subsequently shifted our focus from bioplastic products to providing matching services for corporations that need to reduce greenhouse gas emission outputs in light of more stringent environmental regulations with greenhouse gas emission credit specialists who can assist such corporations in reducing their greenhouse gas emissions and in earning and/or trading carbon credits. In connection with the Merger, we ceased all operations related to this business and succeeded to the business of BeesFree-DE as our sole line of business.

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to BeesFree-DE, and for periods subsequent to the closing of the Merger refer to BeesFree-NV.

Overview

We are a technology company that intends to develop and commercialize innovative solutions for the beekeeping community. We intend to operate on a global basis. We plan to manufacture and sell our patent-pending technology that dispenses and delivers our proprietary mixture of chemical compounds to the bee population in order to prevent the effects of colony collapse disorder, or CCD. CCD is a phenomenon in which worker bees from a beehive or colony abruptly disappear.  Generally, a live queen bee remains, no dead honey bees are seen in the hive, there is still honey in the hive and immature bees, called broods, are present.  Entomologists and scientists across the world have established CCD not a specific disease but rather a characteristic of colonies collapsing from an assortment of pathogens, physiological stress, pesticide intoxications primarily related to the massive use of neonicotinoids in intense agricultural farming.

According to Simon Potts, a scientist at University of Reading located in the United Kingdom, the annual economic value of pollination, which is performed predominantly by bees, is between $37 billion and $91 billion in added crop value, particularly for specialty crops such as almonds and other nuts, berries, fruits and vegetables.  The Food and Agriculture Organization of the United Nations estimates that of the slightly more than 100 crop species that provide 90 percent of food supplies for 146 countries, 71 are bee-pollinated.  Honey bees, the type of bee most commonly used for pollination, are particularly susceptible to CCD.  Widespread CCD could have a significant negative effect on the costs of harvesting crops and food production globally.

Patent

We own technology that was developed to remedy problems arising from CCD.  On August 27, 2011, we acquired the full rights to our patent-pending proprietary chemical compound and the BeesFree Dispenser from Dr. Francesca del Vecchio in exchange for 1,650,000 shares of BeesFree-DE. Our technology consists of a mix of chemical compounds, which contains natural and synthetic elements to combat honey bee parasites, mitigate the effects of neonicotinoid-based pesticides and provide nourishment to honey bees, and an innovative delivery system, the BeesFree Dispenser, which is scientifically-designed to attract bees with specific colors and shapes. We filed a patent with the Italian Patent Office (UIBM) and the Chamber of Commerce in Rome (in line with current Italian legislation) on August 26, 2011. In addition, we plan to proceed with an end-to-end filing process with WIPO (World Intellectual Property Organization) located in Geneva, Switzerland. WIPO is a world-wide organization which groups together all offices of the Patent Cooperation Treaty (“PCT”) member countries. As discussed elsewhere in this Form 8-K, expect to target Argentina to market our product and we note that Argentina is not a member of the PCT, and therefore, we filed a PCT extension in Argentina which will protect our pending-patent in Argentina. We expect the final filing at WIPO, and the PCT extension in Argentina, to be finalized by end of January 2012. As such, our patent application is currently pending.

BeesFree-DE was incorporated in Delaware on August 4, 2011.  Since that time, we have begun business development activities in Argentina, developed an industrial sample unit of the BeesFree Dispenser, launched a brand-awareness and marketing program and hired key personnel and executives.  We are based in West Palm Beach, Florida, and we are in final negotiations for our main lab facility in Rome headquarters. This facility will be staffed by our CEO Mario Sforza, our Chief Scientist Dr. del Vecchio and a team of qualified lab personnel.

The Industry

We believe that the bee healthcare industry is vital to ensuring the long-term health and productivity of bees, which are essential to the production of honey and a key element of global crop supply and food production.  Honey bees, in addition to their role in honey production, are the type of bee most commonly used for pollination.  There have been reports of widespread death of bees, possibly caused by CCD, throughout the world since 2006, which could have a significant negative effect on the costs of harvesting crops and food production globally.  The U.S. has been one of the countries most seriously affected by this situation, but Argentina, where we intend to initially market our products, has also suffered from this phenomenon.

Argentina

According to recent figures published by INTA (Instituto Nacional Tecnica Agropecuaria or National Technical Institute for Agriculture), a research and development organization of the Argentine Ministry of Agriculture, in 2010, Argentina was the world’s largest exporter and second largest producer of honey behind China, with exports of honey worth more than $200 million in 2010.  A study by Reynaldi, et. al. estimates that in 2010, there were more than 3.5 million beehives and 50,000 beekeepers in Argentina (Reynaldi, et. al., “First Report of Israeli Acute Paralysis in Asymptomatic Hives of Argentina,” Revista Argentina de Microbiología (2011) 43:84-86). The Argentine Ministry of Agriculture reported that Argentina is home to approximately 3.7 million honeybee colonies in 2011 and that increasing levels of honey production will result in increased honey exports, primarily to the European markets.

The national beekeeping community and industry in Argentina is very fragmented; while there are nearly 50,000 beekeepers countrywide, very few beekeepers own and manage more than 250 colonies each and a large majority of beekeepers own and manage fewer than 50 honeybees colonies each.

The beekeeping industry is concentrated in the middle regions of Argentina, where local mild climate conditions facilitate medium-to-high honey production per capita. In Argentina, as opposed to the U.S., bees are rarely transported for pollination purposes.

With respect to the bee healthcare industry in Argentina, we believe that there are at least 20 different products registered and approved by national authorities in Argentina that claim to treat one of the several reported causes of CCD.  Approximately half of the products are antibiotics and the other half are remedies against Varroa Acariasis, a condition caused by the varroa mite, a parasite that affects the bee population in many countries.

In addition, we do not believe that the Argentina beekeeping market currently has a fully automated chemical compound distribution system like the BeesFree Dispenser.

United States

Although we do not intend to market our products in the U.S. for at least 12 months, a discussion of the bee healthcare industry in the U.S. is useful in that the U.S. has been one of the countries that has done the most comprehensive studies of CCD and also is where one of the few bee healthcare-focused company, as well as likely potential competitors, are located.  Pollination by honey bees is essential to the production of crops in the U.S.  A study done by Roger Morse and Nicholas W. Calderone, scientists at Cornell University, entitled “The Value of Honey Bees As Pollinators of U.S. Crops in 2000,” estimates that in 2000, the marginal increase in the value attributable to honey bees in the U.S., meaning the value of the increased yield and quality of crops in the U.S. achieved through pollination by honey bees alone, was $14.6 billion.  Colonies of honey bees are commonly rented out to farms by professional beekeepers for the purposes of pollination.  Crops such as almonds, tomatoes, apples, peaches, pears and pumpkins are largely dependent upon honey bees for pollination, which allow the crops to fully develop and grow.

Nonetheless, the bee healthcare industry is currently very limited.  To our knowledge, there is only one other company in the U.S. that focuses specifically on CCD prevention and bee health generally, though we believe that this company’s products are not currently available in the U.S.  However, we believe that there is a significant global demand for products that maintain the health of bees and prevent CCD for beekeepers and farmers, especially farmers who tend honey bee colonies for honey production or pollination purposes.

According to a recently released annual survey conducted by the U.S. Department of Agriculture and the Apiary Inspectors of America, the honey bee population in the U.S. declined by approximately 30% over the 2010-2011 winter.  This percentage decline has been typical over the past several years, with a 34% decline in the honey bee population in the 2009-2010 winter, a 29% decline in the 2008-2009 winter, a 36% loss in the 2007-2008 winter, and a 32% decline in the 2006-2007 winter.  According to officials at the Apiary Inspectors of America, if this rate of decline in the honey bee population continues, there could be a significant negative impact on the volume of crops production in the U.S.

Products

We currently have developed one integrated product, consisting of the BeesFree Dispenser (see rendering below) and our proprietary chemical compound.  The BeesFree Dispenser integrates a simple-to-use, fully-automated and innovative dispenser with a proprietary mixture of chemical compounds consisting of several specific agents, including:

•	antimicrobial agents and compounds to fight the invertebrate iridescent virus and its interaction with the Nosema fungus, considered by scientists to be contributing factors to CCD;
•	components to contrast the side effects of neonicotinoids, which are used in pesticides, on bees; and
•	other nutrients and antioxidants.

The BeesFree Dispenser has been optimized to attract bees by means of specific colors and shapes and to feed them in their natural environment and habitat.  The components of the BeesFree Dispenser include:

•	a reservoir, where the proprietary mix of chemical compounds is mixed with water;
•	an atomizer, to spray the mixture of chemical compounds and water;
•	a distributor, with specific shapes and colors designed to attract bees; and
•	a multifunctional control system, to monitor, alarm and control the dispenser.

The BeesFree Dispenser operates using batteries and is rechargeable by a small solar panel.  The BeesFree Dispenser is designed to be placed amongst beehives in order to be easily accessible to bees. A bottle of approximately 34 ounces (1 liter) of our chemical compound is designed to last for approximately two to three months, assuming day-to-day distribution of the compound.  The BeesFree Dispenser is designed to last for up to a three year period of usage.

BeesFree Dispenser (rendering)

We intend to develop additional products to assist the bee population as our business matures.

Business Strategy

We participated in Apimundia 2011, the world largest fair and conference on beekeeping, held in Buenos Aires, Argentina where numerous sales contacts were established. We have also established relationships with national research and development institutes to run deployment projects in Argentina. Mr. Agostino Agamben, our Argentine sales manager, has been invited to present our BeesFree project at conferences and workshops

We have also initiated the registration and certification process in Italy and Argentina; upon approval we will be able to sell our chemical compound in other countries that are members of the EU and Mercosur, respectively. We intend to commence certification process (if needed) in the United States in the first half of 2012.

Our strategy is to minimize production costs for both the dispenser and the chemical compound outsourcing to different partners/vendors in various regions of the world rather than in one country, i.e. Italy. We believe that the continual efforts of internal research and development are necessary to maintain our technology leadership and to improve our solution to the worldwide problem of CCD.

We also intend to start an ecommerce program that will enable us to make direct sales to various regions of the world where ecommerce is widely used and accepted.

Customers

We have decided to begin our sales campaign in Argentina, because it is one of the top honey producing and exporting countries in the world and because of its favorable regulatory regime.  We intend to introduce our products into other countries and regions that are both major honey producers and that will require what we anticipate to be shorter waiting periods for regulatory approval than those waiting periods for comparable regulatory approval in the U.S.  We have determined our sales and marketing strategy based primarily upon these two factors: the volume of honey production and size of the bee population in a jurisdiction and the estimated complexity of the national regulatory environment where we may seek to enter the market.

Competition

Argentina

With respect to the Argentine bee healthcare market, as noted above, we believe that there are at least 20 different products registered and approved by national regulatory authorities in Argentina that claim to treat one of the several reported causes of CCD.  Approximately half of the products are antibiotics and the other half are remedies against Varroa Acariasis, a condition caused by the varroa mite, a parasite that affects the bee population in many countries.  We believe that none of the products currently available in Argentina utilize our unique and proprietary chemical compounds, which contain antimicrobial agents and compounds to fight the invertebrate iridescent virus, and its interaction with the Nosema fungus, components to contrast the side effects of neonicotinoids used in pesticides.  In addition, we believe that the current accepted practice advocated by associations of entomologists and apiarists and cooperatives of beekeepers is to avoid the use of antibiotics in treating bees and CCD-related problems.  Our proprietary chemical compound does not contain antibiotics and also yields a high concentration of isoleucine, an amino acid commonly used by Argentine beekeepers to nourish their bees colonies.

In addition, we do not believe that the Argentina beekeeping market currently has a fully automated chemical compound distribution system like the BeesFree Dispenser, which will allow us to compete in the Argentine bee healthcare industry with respect to our chemical compound as well as our delivery system.

We believe that we also possess strategic advantages over potential competitors (e.g. Laboratorios Lavet, El Gigante, Roteh, Bayer Argentina) with respect to the value that we will deliver to customers.  Based upon our analysis of the Argentine market performed in October, we have determined that the prices of competitor products, which are generally limited to treating one CCD-related cause and therefore are not as comprehensive as our proprietary chemical compound, range from $45 to $70 per liter.  Although we believe that we will be able to price our product as the lowest in the market, at $40 per liter, and still maintain competitive gross profit margins.  Based upon our calculations, on a per month basis, the average end-user cost of our chemical compound that treats the comprehensive causes of CCD will be approximately $2 to $3 per colony per month, excluding the cost of the BeesFree Dispenser, as compared to $3 to $ 4.50 per colony per month, that only treats one cause of CCD, based upon polling of beekeepers at Apimondia, the world’s largest conference and fair on the beekeeping industry, held in Buenos Aires in September 2011.

United States

As noted above, we believe that there is only one other company in the U.S., Beeologics, LLC, that is specifically focused on the bee healthcare industry.  Beeologics, LLC has recently been acquired by Monsanto Company, a global provider of agricultural products, which may provide Beeologics, LLC with significantly greater resources and opportunities than we possess at this time.

We believe Beeologics, LLC is currently focusing on the treatment of the Israeli Acute Paralysis Virus, which is just one of the generally accepted causes of the CCD syndrome.  Beeologics, LLC’s products, to our knowledge, are not intended to treat other known causes of CCD, such as bacterial infections, fungi infections, damage caused by overuse of new generations of pesticides and the low immune defense system response level of bees.  However, our proprietary chemical compound and patent-pending product is designed to provide a complete bee healthcare remedy against what we believe to be the major causes of the CCD syndrome, including the invertebrate iridescent virus and its interaction with the Nosema fungus and neonicotinoids, which are used in pesticides.  In addition to Beeologics, LLC, there are several other manufacturers of vertical products that market specific CCD-related problems, such as anti-Varroa strips.

In addition, we believe that Beeologic, LLC’s approach to the development of its bee healthcare products differs significantly from the design of our product.  Beeologics, LLC’s product employs genetically modified RNAi, which is intended to introduce in the affected bee population a genetic resistance to the Israeli Acute Paralysis Virus.  We believe that the design of our proprietary chemical compound has certain advantages over Beeologic, LLC’s products.  As noted above, our product is intended to treat the major causes of the CCD syndrome and, therefore, it contains antimicrobial agents and compounds to fight the invertebrate iridescent virus and its interaction with the Nosema fungus, components to contrast the side effects of neonicotinoids, which are used in pesticides and other nutrients and antioxidants.  In contrast, Beeologic, LLC’s product is genetically designed to treat only the Israeli Acute Paralysis Virus.  In addition, because Beeologic, LLC’s products are based upon genetically-engineered DNA and RNA, it may face a significantly more complex regulatory approval process in the U.S. than products that do not employ such technologies.  We believe that Beeologics, LLC will need to seek regulatory approval from the U.S. Food and Drug Administration, the Environmental Protection Agency and the IR4 agency, which could result in lengthy research, development, testing, manufacturing and regulatory processes.  Furthermore, products that are intended to genetically engineer DNA and RNA, such as the product developed by Beeologics, LLC, may be opposed by those groups with strong feelings against genetic modification.  We believe that our proprietary chemical compound, which consists of chemicals that have already been approved by the U.S. Food and Drug Administration in other products made by other manufacturers, may be subject to less regulatory scrutiny when we attempt to enter the U.S. market.  In addition, we believe that our proprietary chemical compound may serve as an alternative to those beekeepers who oppose the genetic modification of their bee population.  To our knowledge, Beeologics, LLC has begun the regulatory approval process for its first product and has been conducting field trials in Florida, Pennsylvania and Israel and a large scale clinical trial in the United States, but has not begun marketing this product.

We believe that there is no product currently available for sale that is similar to our proprietary BeesFree Dispenser.  Other bee healthcare products currently available are dispensed in various ways, depending upon the problem they claim to treat. For instance, for treatment against the varroa mite, there is a product consisting of strips of the active ingredient that are hung inside beehives.  Products consisting of antibiotics and nutrients are generally dispensed in liquid or granular form by receptacles located inside beehives.

In addition to the product developed by Beeologics, LLC, there are several chemical products already available that are intended to nourish bees with nutrients and antimicrobial substances.  We believe that our proprietary chemical compound is the only mixture being marketed for the bee population that combines antimicrobial agents and compounds to fight the invertebrate iridescent virus and its interaction with the Nosema fungus with other components that contrast the side effects of neonicotinoids and other nutrients and antioxidants.

We believe that our existing advantages will allow us to maintain a competitive edge over potential competitors for a sufficient period of time to provide us with the opportunity to establish a presence in key markets, and to generate revenues that will be reinvested in the research and development of new products and technologies.  We intend to spend at least 10% of our gross margin on an annual basis on research and development, primarily to cover the costs of recruiting and retaining talented and skilled technical personnel and ensure that we are at the forefront of bee healthcare technology.

However, there are also numerous competitive disadvantages that we face with respect to both our products and the bee healthcare industry as a whole.  As a development stage company, we lack the significant resources of larger companies, or of smaller competitors, such as Beeologics, LLC, that are subsidiaries of larger companies.  Without these significant resources, we may not be able to focus on research and development, marketing and sales of our products to the same degree as companies with more substantial resources.  Furthermore, we believe that our international sales strategy is the most effective method of marketing and selling our product for a company of our size.  However, we may face significant challenges in managing different sales teams that are located on different continents.  Additionally, larger companies with more established distribution channels in the bee healthcare industry may be able to more effectively market products that could hinder the acceptance of our proprietary chemical compound.  Also, we cannot be certain that other companies have not developed similar technologies as those found in our products.  In the event that our products are substantially similar to other products being marketed to the international beekeeping industry, we may not be able to achieve the market share or growth that we predict that we will achieve.

Raw Materials and Suppliers

Our chemical compound is made out of several widely available raw materials and/or natural extracts such as essential oil, nutraceuticals and nutrients derived from natural essences.

 We intend to purchase these materials from numerous sources at competitive prices, with pricing and availability being the determining factors as to our suppliers-We may also consider geographical proximity to production locations when determining suppliers.  Because these materials are available for purchase from a number of different suppliers, we do not anticipate encountering any significant difficulties with respect to shortages of supply or the absence of competitive pricing.

We anticipate that for the production of the BeesFree Dispenser units, we will choose the manufacturer that provides us with the best overall offer with respect to cost, quality, supply chain infrastructure and logistics and labor costs. We may enter into agreements with more than one manufacturer for the production of the BeesFree Dispensers so as to lower the overall risk associated with product provisioning and to avoid complexities and costs related to shipping the unit around the globe.  Given the relatively simple design of the BeesFree dispensers and the wide-scale availability of the dispensers’ component materials, including, but not limited to, high-quality spruce and other biodegradable or reusable materials, at competitive prices, we do not anticipate any challenges in identifying and partnering with manufacturers.

Marketing, Sales and Distribution

We intend to retain overall control of our technology, product development and wholesale sales at a global level and we will engage international, national and regional existing wholesale distributors to market and distribute our products at a local level.  We believe that this wholesale distribution approach will significantly aid in limiting our fixed operating and sales costs.  In addition, we intend to develop and maintain a “revenue share” program with distributors, which we are currently formulating and which we intend to take into account the local factors and sales dynamics of each individual market.

In addition to utilizing local and regional distributor networks, we intend to use international trade shows and industry conferences to gain market exposure and brand recognition, such as Apimundia. We plan to work with leading entomologists and apiarists to enhance our marketing efforts.  As sales volume increases, we plan to open additional regional offices and to continue to manage sales activities in each of our defined geographical regions and to provide marketing support to local and regional distributors in each area.

Research and Development

On August 27, 2011, we acquired full rights to our patent-pending, proprietary chemical compound and the BeesFree Dispenser from Dr. del Vecchio in exchange for 1,650,000 shares of BeesFree-DE. On August 29, 2011, we entered into a consulting service agreement with Dr. del Vecchio, which expired on October 26, 2011, pursuant to which we paid Dr. del Vecchio $200,000 for research and compound manufacturing services.  Dr. del Vecchio will continue to assist us to lead and manage all research and development activities. Currently, we have not entered into an employment agreement with Dr. del Vecchio, however we have agreed to pay Dr. del Vecchio a salary of $7,500 per month, beginning as of November 16, 2011.

We currently intend to begin further research and development activities in the first quarter of 2012.  These research efforts will focus on the development of new features for our current BeesFree Dispenser.  On an on-going basis, we also intend to ensure that our proprietary chemical compound mixture addresses the latest research with respect to bee healthcare and CCD.  We also intend to devote significant research and development resources to the development of a new version of the BeesFree Dispenser with more advance functionalities. We intend to spend at least 10% of our gross margin on an annual basis on research and development, primarily to cover the costs of recruiting and retaining talented and skilled technical personnel and ensure that we are at the forefront of bee healthcare technology.

Consulting Agreements

On October 24, 2011 we retained the services of Grandview Consultants, Inc. (“Grandview”) to serve as our financial consultant (the “Grandview Agreement”).  Pursuant to the Grandview Agreement, Grandview has agreed to assist us in an ongoing review and adjustment of our business and strategic plan for the growth of our business. We agreed to pay Grandview a nonrefundable fee of $10,000 on the date of the execution of the Grandview Agreement, as well as a fee of $15,000 payable up the closing of a PIPE financing or a merger with BNH, Inc., whichever occurs first. The term of the Grandview Agreement shall be for six (6) months. Peter Goldstein is the principal of Grandview Consultants, Inc., a shareholder of BeesFree, Inc., and he is also an affiliate of a registered broker/dealer, Grandview Capital, Inc.

On October 28, 2011, we retained the services of Blue Point Consulting, LLC (“Blue Point”) to serve as our investor relations consultant (the “Blue Point Agreement”). Pursuant to the Blue Point Agreement, we have agreed to pay Blue Point one hundred thousand dollars ($100,000) in exchange for Blue Point providing us with a series of investor relations services. These  services include: the coordination of third party vendors to disseminate marketing materials such as direct mail; develop a comprehensive investor relations plan and arrange non-deal roadshows as requested with brokers, fund managers and accredited investors; database management; investor website review and recommendations; corporate presentations, drafting, assessment and revisions; dissemination to all opt-in investors on Brookes’ or affiliates websites; and a review of US regulatory framework on all aspects related to Company’s product certification process. The Blue Point Agreement has a term of six (6) months. We may only terminate the Blue Point Agreement during the term solely for illegal misconduct or gross negligence by Blue Point.

We entered into an investor relations consulting agreement (the “Investor Relations Agreement”) with Brooke Capital Investments, LLC (“Brooke”) which takes effect as of December 1, 2011, pursuant to which Brooke agreed to provide us with investor relations consulting services for six months in exchange for $500,000, $250,000 of which was paid upon consummation of the Private Placement and the balance of which is due in one installments of $250,000 within thirty (30) business days. Pursuant to the Investor Relations Agreement, Brooke shall provide the Company with services, including a marketing campaign that will include investor brochures, social media and online advertising that highlight the Company to new investors. In addition, Brooke will also provide content aggregation/editing, copywriting, replication and printing, shipping and delivery to distribution points. The term of the Investor Relations Agreement shall be for six (6) months. We have the right to terminate the Investor Relations Agreement upon written notice to Brooke at any time and we will not be responsible for any payments due after the notice of termination is provided to Brooke.

The foregoing description of the various consulting agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) the Blue Point Agreement which is filed as Exhibit 10.9 hereto (ii) Grandview Agreement, which is filed as Exhibit 10.10 hereto, (iii) the Investor Relations Agreement, which is filed as Exhibit 10.7 hereto, each of which is incorporated herein by reference.

Facilities

We are currently leasing office space for our headquarters located at 2101 Vista Parkway, Suite 4033, West Palm Beach, Florida (the “Florida Headquarters”). In that regard, we currently pay $975 per month in rent for the Florida headquarters. Our lease for the Florida Headquarters is for a term of twelve (12) months.

As stated previously we are also in final negotiations for a lab and office facility in Rome, where our chief scientist is located, for research and development and for the production of our proprietary chemical compounds.

Employees

As of December 16, 2011, we had 5 employees consisting of a chief executive officer, a chief financial officer, our regional sales manager in Argentina, a controller and our Chief Scientist, Dr. del Vecchio.  We intend to hire additional sales, marketing and product managers in key regions worldwide as necessary.

Governmental Regulations

We must comply with the registration and certification processes of each jurisdiction in which we intend to distribute our chemical compound prior to selling and distributing them.  The registration and certification process will generally vary by jurisdiction.  We believe that, in general, we will only need to seek regulatory approval of our proprietary mix of chemical compounds and we will not be required to seek regulatory approval of our BeesFree Dispenser.

We believe there will be no need for certification of the dispenser that we have developed. However, we believe that we will need certification for the technology relating to our chemical compound; the certification processes for the chemical compounds have been initiated in Italy and Argentina. Once certification is secured, we will be able to sell the chemical compound in other countries belonging to the EU and Mercosur.

We do not believe our operations are currently or will be in the future subject to environmental laws and regulations concerning air emissions, discharges into waterways and the generation, handling, storing, transportation, treatment and disposal of waste materials, or any other laws or regulations that we believe will materially impact our business.  However, legal and regulatory requirements in these areas have been increasing and there can be no assurance that significant costs and liabilities will not be incurred in the future due to regulatory noncompliance.

Intellectual Property

On August 27, 2011, we entered into an agreement with Dr. Francesca del Vecchio whereby we obtained an exclusive assignment of the title and the rights to certain patent-pending technologies (the “Technology Purchase Agreement”). Pursuant to the Technology Purchase Agreement, we acquired the rights, title and interest from Dr. Francesca del Vecchio, our chief scientist, of Patent No. RM2011A000450, Title: Method, equipment, ingredients and formulations to produce high-impact nutritive, tonic, antioxidant and therapeutic solutions, for a complete and automated system to prevent and fight the CCD (Colony Collapse Disorder). As consideration for the rights to the technology, we issued Dr. del Vecchio 1,650,000 shares of BeesFree-DE.

On August 29, 2011, we entered into a consulting service agreement with Dr. del Vecchio, which expired on October 26, 2011, pursuant to which we paid Dr. del Vecchio $200,000 for research and compound manufacturing services.  Dr. del Vecchio will continue to assist us to lead and manage all research and development activities. Currently, we have not entered into an employment agreement with Dr. del Vecchio, however we have agreed to pay Dr. del Vecchio a salary of $7,500 per month, beginning as of November 16, 2011.

We have filed a patent with the Italian Patent Office (UIBM) and the Chamber of Commerce in Rome (in line with current Italian legislation) on August 26, 2011. In addition, we plan to proceed with an end-to-end filing process with WIPO (World Intellectual Property Organization) located in Geneva, Switzerland. WIPO is a world-wide organization which groups together all patent offices of the Patent Cooperation Treaty (“PCT”) member countries. We note that Argentina is not a member of the PCT, and therefore, we have filed a PCT extension in Argentina which will protect our patent in Argentina. We expect the final filing at WIPO, and the PCT extension in Argentina, to be finalized by end of January 2012. As such, our patent application is currently pending.

Legal Proceedings

We are not presently a party to any material legal proceedings nor are we aware of any such threatened or pending litigation.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and other written reports made from time to time by us that are not historical facts constitute so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. Forward-looking statements are likely to address our growth strategy, financial results and product and development programs, among other things. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the Securities and Exchange Commission or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

Prior to December 16, 2011, we were a “shell company”, as defined by the Securities and Exchange Commission, without material assets or activities. On December 16, 2011, we completed a merger, pursuant to which a wholly-owned subsidiary of ours merged with and into BeesFree-DE, with BeesFree-DE being the surviving corporation and becoming our wholly-owned subsidiary. In connection with the Merger, we discontinued our former business and succeeded to the business of BeesFree-DE as our sole line of business. The Merger is being accounted for as a reverse merger and a recapitalization, with BeesFree-DE deemed to be the accounting acquirer and us the acquired company. Accordingly, BeesFree-DE’s historical financial statements for periods prior to the Merger have become our historical financial statements retroactively restated for, and giving effect to, the number of shares received in the Merger. The accumulated earnings of BeesFree-DE were also carried forward after the acquisition. Operations reported for periods prior to the Merger are those of BeesFree-DE.

Overview

We are a technology company that develops and commercializes innovative solutions for the beekeeping community. We intend to operate on a global basis. We plan to manufacture and sell our patent-pending technology that dispenses and delivers our proprietary mixture of chemical compounds to the bee population in order to prevent the effects of colony collapse disorder, or CCD.

In connection with the closing of the Merger, we elected to report our financial results in accordance with generally accepted accounting principles in the U.S., or U.S. GAAP, and as such, to report our financial results in U.S. dollars. Following the Merger, we changed our fiscal year end to December 31st.

Critical Accounting Policies

Use of Estimates.  The preparation of financial statements in accordance with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and our judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include the Company’s defined tax asset, including a full valuation allowance.. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Intangible Assets.  Our intangible assets are comprised of our patent-pending technology.  Once placed into service, we will amortize the cost of the intangible assets over their useful lives, which is estimated to be 15 years, on a straight line basis.

Research and Development.  Research and development expenses are charged to operations as incurred.

Fair Value of Financial Instruments.  The carrying amounts of cash, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these instruments.

We measure the fair value of financial assets and liabilities based on the guidance of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

No such items existed as of August 31, 2011.

Plan of Operations

We believe that the net proceeds from the Private Placement will not be sufficient to cover our operating expenses for the next twelve months and that we may have to engage in additional capital raising during this time period.  In the event that circumstances require us to raise additional capital, we may due so through the issuance of additional equity or debt securities, through bank loans or through any other method that is most advantageous to us given the accompanying circumstances.  In the third quarter of 2012, we anticipate that we will begin to generate revenue from sales of our products in certain targeted regions of the world.

In the next twelve months, we believe that our major expenditures will be directed towards the following activities:

•	the registration and certification of our products in jurisdictions targeted for the sale of our products, in order to commence sales of our products in those jurisdictions;
•	the procurement or establishment and running of satisfactory laboratory and manufacturing facilities for the manufacturing, testing and assembly of our products;
•	continuation of our research and development activities, with a focus on the development and improvement of product features and increased functionalities; and
•	the hiring and retention of qualified personnel.

In addition, we believe it is unlikely but possible that in the next twelve months, extraordinary additional costs may arise from the following factors:

•	longer than expected and more complicated product certification processes in individual jurisdictions;
•	the establishment of additional local offices not otherwise planned for on account of jurisdiction-specific laws and practices in markets that we are targeting; and
•
the introduction of new, unforeseen competitive technologies, which could require us to expend additional resources in research and development activities in order to improve or update our existing products.

We currently intend to begin further research and development activities in the first quarter of 2012.  These research efforts will focus on the improvement and development of new features for our current BeesFree Dispenser.  On an ongoing basis, we also intend to ensure that our proprietary chemical compound mixture addresses the latest research with respect to bee healthcare and CCD.  We also intend to devote significant research and development resources to the development of a new version of the BeesFree Dispenser with more advance functionalities in the second half of 2012.

We have plans to create our own laboratory facility in Rome, Italy, where our chief scientist is located.  However, given the regulatory regime in Italy with respect to certification, it is difficult to predict when we will be able to do so.  We anticipate that we will use this facility for research and development and chemical compound production, in addition to quality testing of our chemical compounds.  We foresee outsourcing the production of our chemical compound to third parties.

With respect to the hiring and retention of personnel, we anticipate that we will hire an additional four to seven regional sales managers in various regions throughout the world within the next twelve months, who will join our current regional sales manager in Argentina.  In addition, on the officer-level, we may hire a product manager to oversee production of our products.  Our estimated monthly costs with respect to the hiring of new personnel is between $25,000 and $40,000.

Liquidity and Capital Resources

General.  At August 31, 2011, we had cash and cash equivalents of $8,070.  As a development stage company, we have not generated any revenues and incurred net losses of $145,389 during the period from August 4, 2011 (Inception) through August 31, 2011.  The Company is currently in the development stage, and has not yet generated any revenues.  The Company's primary source of operating funds since inception has been cash proceeds from the issuance of common shares to its founders and advances from a stockholder.  In addition, subsequent to August 31, 2011, the Company received proceeds from the issuance of bridge debentures (see Note 8).  The Company intends to raise additional capital through private debt and equity investors, but there can be no assurance that these funds will be available, or will be sufficient to enable the Company to fully complete its development activities or sustain operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business.  The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

As of August 31, 2011, we owed Dr. del Vecchio $100,000 in consulting fees due to her pursuant to the Consulting Agreement. This payment to Dr. del Vecchio was paid in October 2011 from the proceeds received from the issuance of the Debentures.  Other than as set forth above, we had no credit facilities or other outstanding debt as of August 31, 2011.

We believe we have addressed our immediate liquidity concerns through the Private Placement, pursuant to which we raised approximately $1,049,490 million in net proceeds through the issuance of equity securities, as well as the conversion of the Debentures in full into shares of Preferred Stock and Warrants to purchase shares of common stock. As such, we believe that the net proceeds raised in the Private Placement will sufficiently address our capital needs over the next twelve months. However, on a long term basis, until we develop a consistent source of revenue and achieve a profitable level of operations that generates sufficient cash flow, we will need additional capital resources to fund growth and operations.  As such, if our operations over the next twelve months fail to generate sufficient cash flow, we may seek to raise capital through equity and/or debt offerings. However, there can be no assurance that we will be able to raise equity or debt capital on terms we consider reasonable and prudent, or at all.   The availability of capital to us may be subject to the volatility in the financial markets, our future financial condition and credit rating, and whether sufficient assets are available to be used as debt collateral in connection with any future debt financing, among other factors.  Future financings through equity investments are likely to be dilutive to the existing stockholders. Also, the terms of securities we issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon the following factors:

•	the speed and ease with which we are able to obtain regulatory approval in jurisdictions where we intend to sell our products;
•	our ability to establish regional sales offices and hire quality regional sales managers;
•	our research and development focusing on the improvement of features and functionalities of our current products and the development of additional products;
•	our ability to capitalize on manufacturing efficiencies;
•	the cyclical nature of the ordering patterns from our distributors and customers; and
•	the fluctuation of the Argentine peso and the Euro against the U.S. dollar and other international currencies.

We currently do not believe it is necessary for us to take any additional steps to address any of the aforementioned factors with respect to the possible impacts they could have on our future operations.

Off Balance Sheet Transactions and Related Matters

We have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820) - Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS." This ASU addresses fair value measurement and disclosure requirements within ASC Topic 820 for the purpose of providing consistency and common meaning between U.S. GAAP and IFRSs. Generally, this ASU is not intended to change the application of the requirements in Topic 820. Rather, this ASU primarily changes the wording to describe many of the requirements in U.S. GAAP for measuring fair value or for disclosing information about fair value measurements. This ASU is effective for periods beginning after December 16, 2011 and is not expected to have any impact on the Company’s financial statements or disclosures.

The Company does not believe that there are any other new accounting pronouncements that the Company is required to adopt that are likely to have a material effect on the Company’s financial statements upon adoption.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

We have limited operating history and as such an investor cannot assess our profitability or performance based on past results.

We are a development stage company, with operations that commenced upon our incorporation in August 2011.  Our primary assets consist of our patent-pending rights to our proprietary chemical compound and dispenser, called the BeesFree Dispenser, and we have limited operating history.  We have yet to commence active operations to manufacture or sell any products associated with the proprietary bee healthcare technologies that we intend to market.  We have no prior operating history from which to evaluate our likelihood of success in operating our business, generating any revenues or achieving profitability.  As of August 31, 2011, we have generated no revenue and have incurred $145,389 in losses.  There can be no assurance that our plans for developing and marketing our bee healthcare products will be successful, or that we will ever attain significant sales or profitability.  In addition, we anticipate that we will continue to incur losses in the near future.

Our operations to date have consisted primarily of acquiring the patent-pending technology rights to our proprietary chemical compound and dispenser, securing office space, hiring sales personnel, continuing research and development, hiring laboratory personnel, constructing an industrial model of the BeesFree Dispenser and commencing the regulatory clearance process in Argentina.  We will require significant additional capital to achieve our business objectives, and the inability to obtain such financing on acceptable terms or at all could lead to closure of our business.

Our revenue and income potential is uncertain.  Any evaluation of our business and prospects must be considered in light of these factors and the risks and uncertainties often encountered by companies in the development stage.  Some of these risks and uncertainties include our ability to:

•	execute our business plan and commercialization strategy;
•	engage one or more manufacturers to produce our chemical compound and the BeesFree Dispenser in commercial quantities;
•	create brand recognition;
•	manage growth in our operations;
•	obtain governmental clearance for our products; and
•	attract and retain key personnel.

We are a development stage company that has a limited operating history, therefore, it is possible that the Securities and Exchange Commission, FINRA, a national exchange, or other regulatory authority may take the position that we are a “shell” company which would limit the ability of our shares to be sold under Rule 144.

We are a development stage company, with limited operations that commenced upon our incorporation in August 2011.  Our primary assets consist of our rights to the patent-pending proprietary chemical compound and dispenser, called the BeesFree Dispenser, and we have limited operating history.  We have yet to commence active operations to manufacture or sell any products associated with the proprietary bee healthcare technologies that we intend to market.  We have no prior operating history from which to evaluate our likelihood of success in operating our business, generating any revenues or achieving profitability.  As of August 31, 2011, we have generated no revenue and have incurred $145,389 in losses.  Accordingly, it is possible that the Securities and Exchange Commission, FINRA, a national exchange or other regulatory authority may take the position that we are a “shell” company. This determination would restrict our ability to remove restrictive legends from our securities pursuant to Rule 144.

We are developing and attempting to commercialize new and unproven technologies.

We work with and intend to develop new technologies for the bee healthcare industry that have not yet been proven for commercial application.  While we believe that each of the component agents and compounds that comprise our patent-pending proprietary mix of compounds have proven effective in promoting greater health in the bee population when being administered individually, we are not certain that our patent-pending proprietary mix will be effective in combating the effects of CCD or even in improving the health of the bee population, especially given that scientists have not come to a consensus as to the causes of CCD.  In addition, while we have designed the BeesFree Dispenser using scientifically-proven theories concerning shapes and colors that attract bees, we cannot be sure that the BeesFree Dispenser will be efficacious in delivering our patent-pending proprietary mix of compounds to the bee population it is intended to serve.  Even if the mix of compounds and the BeesFree Dispenser prove effective, there is no guarantee that these technologies will be appropriate for commercial application without additional capital investment and a significant amount of work, if at all.  It is therefore possible that products developed by us may not achieve widespread market acceptance.  We cannot be certain that any such products will be able to be commercialized and sold successfully, or at all.

We have yet to develop a customer base.

We commenced operations in August 2011 and have not yet begun selling our products to customers.  We have hired a regional sales representative in Argentina to develop a customer base for our products in that market.  However, we cannot be certain that we will be able to gain customers for our products, either in Argentina or in other markets that we target.  In addition, we cannot be sure that even if customers purchase our products that we will be able to establish a customer base of sufficient size and strength to generate revenue to achieve positive operating cash flow for us.

Because we seek to market our products in foreign jurisdictions, we will need to obtain regulatory approval in these jurisdictions.

In order to market our products in the United States and foreign jurisdictions, we will need to obtain separate regulatory approvals and comply with numerous and varying regulatory requirements.  Approval procedures vary among countries and may involve subjecting our products to numerous tests in each of several jurisdictions. The time required to obtain approval may differ significantly among countries and we may fail to obtain regulatory approvals on a timely basis, if at all. Approval by one regulatory authority does not ensure approval by regulatory authorities in other countries. We may be unable to file for, and may not receive, necessary regulatory approvals to commercialize our products in one or more foreign markets, which could adversely affect our business prospects.

Our ability to compete successfully and achieve future revenue will depend on our ability to protect our proprietary technology.

It is possible that the technology for our proprietary mix of chemical compounds and our BeesFree Dispenser may not provide any competitive advantage to us or will be successfully challenged, invalidated or circumvented in the future. In addition, potential competitors may have substantial resources and could make significant investments in competing technologies, may seek to apply for and obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products either in the U.S. or in international markets.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

•	we were the first to make the inventions covered by our patent-pending technology;
•	we were the first to seek a patent application for these inventions;
•	others will not independently develop similar, or alternative technologies, or duplicate any of our technologies;
•	our pending patent will be valid or enforceable;
•	any potential patents issued to us will provide a basis for commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;
•	we will develop additional proprietary technologies or products that are patentable; or
•	the patents of others will not have an adverse effect on our business.

In addition to our proprietary mix of chemical compounds, we rely on trade secrets and proprietary know-how, which we seek to protect in part through confidentiality and proprietary information agreements and limit access to and distribution of our proprietary information. Such measures may not provide adequate protection for our trade secrets or other proprietary information. In addition, our trade secrets or proprietary technology may become known or be independently developed by competitors. Our failure to protect our proprietary technology could have a material adverse effect on our business, financial condition and results of operations.

Any future litigation over intellectual property rights would likely involve significant expense on our part and distract our management.

Our ability to compete successfully and achieve future revenue will depend in part on our ability to operate without infringing on the rights of others and our ability to enforce our own intellectual property rights. Litigation or claims could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition, and results of operations. Although there are no pending lawsuits against us regarding our technology or notices that we are infringing on the intellectual property rights of others, litigation or infringement claims may arise in the future.

We are currently dependent on only a few products.

Our sole source of revenues for the foreseeable future is expected to come from sales of the BeesFree Dispenser system and bottles of our proprietary mix of chemical compounds. Our operations may be adversely affected by economic, regulatory or similar problems or events that may apply only to us, only to the bee healthcare industry or only within a particular market area in which the BeesFree Dispenser system is sold. The adverse effect of any such problems or events could be more easily absorbed in a more diversified business or one that operates in a variety of different industries.

We may be unable to keep pace with the technological changes in the bee healthcare industry or with the changes facing bee populations worldwide and, as a result, our technologies may become obsolete.

Although the bee healthcare industry is currently a limited field, with few competitors, potential competitors, including chemical manufacturers, could have significantly greater resources than us and could employ such resources to compete with our technology and products. Research and discoveries by others may result in insights or breakthroughs, especially with respect to treatment of CCD, which may render our technologies obsolete even before they generate any revenue. These factors could have a material adverse effect on our business.

We have limited manufacturing experience, and will depend on third-party suppliers and manufacturers, and if they are unable to deliver, our business may suffer.

To be successful, the BeesFree Dispenser system will need to be manufactured in sufficient quantities, in compliance with regulatory requirements and at an acceptable cost.  We have limited manufacturing experience. We expect to purchase all of our components and supplies from third-party suppliers and to outsource the manufacturing of the BeesFree Dispenser to contract manufacturers. Although we do not anticipate any difficulties in partnering with suppliers and manufacturers, due to the generally wide availability of our component parts and the simplicity of the design of our products, we may still experience significant difficulty in locating suppliers and manufacturers qualified to manufacture our products or components thereof. Further, manufacturers generally have the right to manufacture similar products that may compete with our products, and to terminate their agreements without significant penalty under certain conditions. In addition, disclosure of our proprietary technology to a third-party for manufacturing purposes increases the risk of theft or loss of trade secrets. There can be no assurance that we will be successful in locating manufacturers or suppliers on terms and conditions or with reputations and experience acceptable to us or that our trade secrets will not be stolen.

Additionally, unanticipated increases in the prices of our component parts could increase production costs and adversely affect our profitability. While we do not anticipate significant difficulty fulfilling our supply purchase requirements, we cannot provide any assurances that we will not experience such difficulties in the future.

We will depend on the proceeds from the Private Placement to fund our operating costs for the foreseeable future, and we do not have specific plans to obtain funding from alternative sources; if the proceeds from the Private Placement are insufficient to allow us to commercialize our products, we may be required to cease operations.

We believe that the proceeds from the Private Placement will be sufficient to fund our operating needs for the next twelve months.  We intend to use the proceeds to:

•	focus on the registration and certification of our products in jurisdictions targeted for the sale of our products, in order to sell our products in those jurisdictions;
•	procure and maintain laboratory facilities for the manufacturing, testing and assembly of our products;
•	continue our research and development activities, with a focus on further development of product features and increased functionalities; and
•	hire and retain qualified personnel.

We do not expect that we will require additional capital beyond the proceeds from the Private Placement to achieve the aforementioned objectives and we currently have no specific plans in place to obtain funding from alternative sources.  If the proceeds of the Private Placement are insufficient and we are unable to raise additional capital in sufficient amounts or on acceptable terms, we may have to significantly delay, scale back or discontinue the commercialization of our products or our research and development activities, which could force us to cease operations.

Our operating results may vary significantly from quarter to quarter.

Our quarterly results may be materially and adversely affected by:

•	the timing and volume of orders received from customers;
•	general economic conditions;
•	the spending patterns of customers;

•	losses experienced in our operations not otherwise covered by insurance;
•	a change in the demand or production of our products caused by CCD or other factors affecting the health of the bee population;
•	a change in the mix of our customers, contracts and business;
•	increases in design and manufacturing costs; and
•	the ability of customers to pay their invoices owed to us and disagreements with customers related to product performance on delivery.

Accordingly, our operating results in any particular quarter may not be indicative of the results that you can expect for any other quarter or for an entire year.

We intend to rely on third parties whose operations are outside our control.

We intend to rely on arrangements with third-party shippers and carriers such as independent shipping companies for timely delivery of our products to our customers. As a result, we may be subject to carrier disruptions and increased costs due to factors that are beyond our control, including labor strikes, inclement weather, natural disasters and rapidly increasing fuel costs. If the services of any of these third parties become unsatisfactory, we may experience delays in meeting our customers’ product demands and we may not be able to find a suitable replacement on a timely basis or on commercially reasonable terms. Any failure to deliver products to our customers in a timely and accurate manner may damage our reputation and could cause us to lose customers.

The departure of key personnel could disrupt our business.

We depend on the continued efforts of our executive officers, our chief scientist, and other senior management. We cannot be certain that any individual will continue in such capacity for any particular period of time. The loss of key personnel, or the inability to hire and retain qualified employees, could negatively impact our ability to manage our business.

We are highly dependent on the continued assistance of Dr. del Vecchio, who is under no contractual obligation to continue to oversee our research and development.

We depend on the continued efforts of Dr. del Vecchio to assist us in overseeing our research and development efforts. Currently, we have not entered into an employment agreement with Dr. del Vecchio, and therefore Dr. del Vecchio is not under any contractual obligation to continue assisting us in overseeing our research and development. However, we have agreed to pay Dr. del Vecchio a salary of $7,500 per month, beginning as of November 16, 2011. We cannot be certain that Dr. del Vecchio will continue assisting us for any particular period of time. The loss of Dr. del Vecchio, or the inability to hire and retain a similarly qualified employee, could negatively impact our ability to manage our business and continue our research and development efforts.

Our business requires skilled labor, and we may be unable to attract and retain qualified employees.

Our ability to achieve productivity and profitability may be limited by our ability to employ, train and retain skilled personnel necessary to meet our requirements. We may experience shortages of qualified personnel. We cannot be certain that we will be able to maintain an adequate skilled labor force necessary to operate efficiently and to support our growth strategy or that our labor expenses will not increase as a result of a shortage in the supply of skilled personnel. Labor shortages or increased labor costs could impair our ability to maintain our business or grow our revenues, and may adversely impact our profitability.

Future litigation could impact our financial results and condition.

Our business, results of operations and financial condition could be affected by significant future litigation or claims adverse to us. Types of potential litigation cases include: product liability, contract, employment-related, personal injury or property damage, intellectual property and stockholder claims.

Our revenue may be adversely affected by fluctuations in currency exchange rates.

We anticipate that most of our expenditures and revenue will be spent or derived in Argentina and Italy in the beginning of our operations.  However, we report our financial condition and results of operations in U.S. dollars. As a result, fluctuations between the U.S. dollar, the Euro and the Argentine peso will impact the amount of our revenues. For example, if either the Euro or the Argentine peso appreciates relative to the U.S. dollar, the fluctuation will result in a positive impact on the revenues that we report. However, if either the Euro or the Argentine peso depreciates relative to the U.S. dollar, there will be a negative impact on the revenues we report due to such fluctuation. It is possible that the impact of currency fluctuations will result in a decrease in reported sales even though we have experienced an increase in sales when reported in the Argentine peso. Conversely, the impact of currency fluctuations may result in an increase in reported sales despite declining sales when reported in the Argentine peso. The exchange rate from the U.S. dollar to the Euro and the Argentine peso has fluctuated substantially and may continue to do so in the future.  Though we may choose to hedge our exposure to foreign currency exchange rate changes in the future, there is no guarantee such hedging, if undertaken, will be successful.

If we are not successful in protecting our intellectual property rights, our ability to compete or maintain market share may be harmed.

As disclosed in this Form 8-K, we have filed a patent with the Italian Patent Office (UIBM) and the Chamber of Commerce in Rome (in line with current Italian legislation) on August 26, 2011. In addition, we plan to proceed with an end-to-end filing process with WIPO (World Intellectual Property Organization) located in Geneva, Switzerland. WIPO is a world-wide organization which groups together all patent offices of the Patent Cooperation Treaty (“PCT”) member countries. We note that Argentina is not a member of the PCT, and therefore, we have filed a PCT extension in Argentina which will protect our patent in Argentina. We expect the final filing at WIPO, and the PCT extension in Argentina, to be finalized by end of January 2012. As such, our patent application is currently pending.

In order to protect our proprietary technology, we are dependent on the appropriate authorities granting our patents. However, despite our efforts to protect our intellectual property, we cannot assure you that:

•	any future patents will not be challenged, invalidated or circumvented;
•	our pending patent applications or future applications will be approved;
•	others will not independently develop similar products or processes to our, or design around our, patents; or
•	Any of the measures described above will provide meaningful protection.

It may be possible for a third-party, including our licensees, to misappropriate our copyrighted material or trademarks. It is possible that existing or future patents may be challenged, invalidated or circumvented and effective patent, copyright, trademark and trade secret protection may be unavailable or limited in foreign countries. It may be possible for a third-party to copy or otherwise obtain and use our products or technology without authorization, develop similar technology independently or design around our pending patents. As a result, despite our efforts and expenses, we may be unable to prevent others from infringing upon or misappropriating our intellectual property, which could harm our business.

We have a very limited operating history; we have not yet generated revenue and incurred losses since inception; we expect to continue to incur losses for the near term; we have a working capital deficiency and a stockholders’ deficiency; the report of our independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

We have a very limited operating history.  Since our inception, we have incurred net losses.  As of August 31, 2011, we had a working capital deficiency of $145,089 and stockholders’ deficiency of $133,439.  The report of our independent registered public accounting firm with respect to our financial statements for the period from August 4, 2011 (inception) to August 31, 2011, indicates that our financial statements have been prepared assuming that we will continue as a going concern.  The report states that we have incurred net losses since inception and we need to raise additional funds to meet our obligations and sustain operations, there is substantial doubt about our ability to continue as a going concern.  Our plans in regard to these matters are described in Note  2 to our audited financial statements for the period from August 4, 2011 (inception) to August 31, 2011, which are included elsewhere within this document.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks Relating to Our Organization and Our Common Stock

As of the Merger, we became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

As a result of the Merger, we became a consolidated subsidiary of a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Merger.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the Securities and Exchange Commission current and may adversely affect any market for, and the liquidity of, our common stock.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger” with a shell company. Although the shell company did not have recent or past operations or assets and we performed a due diligence review of the shell company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of the shell company. Securities analysts of major brokerage firms and securities institutions may also not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity.  No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

Because we became public by means of a “reverse merger,” it may be more difficult to list on a national exchange such as the Nasdaq, NYSE or NYSE Amex.

It may be more difficult to list on a major exchange because we have conducted a reverse merger. On November 9, 2011, the Securities and Exchange Commission approved new rules of the three major U.S. listing markets that toughen the standards that companies going public through a reverse merger must meet to become listed on those exchanges. Under the new rules, Nasdaq, NYSE and NYSE Amex will impose more stringent listing requirements for companies that become public through a reverse merger. Specifically, the new rules prohibit a reverse merger company from applying to list on either the Nasdaq, NYSE or NYSE Amex until:
1)
the company has completed a one-year “seasoning period” by trading in the U.S. over the counter market or on another regulated U.S. or foreign exchange following the reverse merger, and filed all required reports with the Commission, including audited financial statements; and

2)
the company maintains the requisite minimum share price for a sustained period, and for at least 30 of the 60 trading days, immediately prior to its listing application and the exchange’s decision to list.

It is possible for a reverse merger company to be exempt from these special requirements, but only if a listing is in connection with a substantial, firm commitment underwritten public offering.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has not been a liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  If our common stock remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult to obtain accurate quotations, to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and to obtain needed capital.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of a registration statement with respect to such shares, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the price of our common stock.

We intend to use the net proceeds from the Private Placement for costs related to the registration and certification of our products in jurisdictions targeted for the sale of our products, establishing, staffing and maintaining laboratory facilities, research and development and general corporate purposes.  However, we do not have more specific plans for the net proceeds from the Private Placement.  Moreover, our management has broad discretion in how we actually use these proceeds.  These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of our common stock.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by holders of our common stock, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further approval by holders of our common stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

There are issues impacting liquidity of our securities with respect to the SEC's review of a future resale registration statement.

We have granted registration rights to the investors in the Private Placement. As such, following the Merger and Private Placement , we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale the shares of common stock underlying the Preferred Shares and the Warrants. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock. Further, a sale of our shares pursuant to an effective registration may have a depressive effect upon the price of our shares in any market that may develop.

In addition, the SEC has recently disclosed that it has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a registration statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act ("Rule 415"), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have only a limited number of tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or "cut back" the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder's liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

USE OF PROCEEDS

We estimate that we will receive net proceeds of $1,049,490 from the sale of the Preferred Stock and Warrants offered in the Private Placement, after deducting the placement agent fees, legal fees and filing fees. We will use the net proceeds from this offering to further develop our technology and our products as well as for working capital and other general corporate purposes.

If a warrant holder elects to exercise the Warrants, we would receive proceeds from the exercise of the Warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of December 16, 2011 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger and Private Placement, by: (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each named executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group.  The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned.  These percentages have been calculated based on 15,950,000 shares of Common Stock (including the Preferred Shares which have 1:1 voting rights with our Common Stock) outstanding as of December 16, 2011.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Francesca del Vecchio Via Fiurne Giallo, 324G 00144 Rome, Italy	1,650,000	10.34%
Mario Sforza 2101 Vista Parkway, Suite 4033 West Palm Beach, FL 33411	500,000	3.13%
Professor Juan Carlos Trabucco Strada Vicinale dei Capuccini 8 00062 Bracciano, Italy	-	-
David W. Todhunter	200,000	1.25%
All officers and directors as a group (3 persons)	700,000	4.38%

Item 3.02	Unregistered Sales of Equity Securities

Sales by BeesFree-NV (formerly known as BNH Inc.)

On September 4, 2007, pursuant to the terms of a subscription agreement, BNH Inc. sold 250,000 shares of common stock to Mrs. Goldy Klein, a previous president, treasurer, secretary and director of BNH Inc., at a price per share of $0.001 (par value), for the aggregate purchase price of $250.  The shares sold in this transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(2) of the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Goldy Klein was an accredited investor (as defined by Rule 501 under the Securities Act) at the time of the issuance of the shares.

On October 18, 2007, BNH Inc. issued 1,500,000 shares of common stock, valued at $1,500, to Dr. Danielle Mimouni, our former secretary, for services rendered.  The shares issued were not registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Section 4(2) of the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Danielle Mimouni was an accredited investor (as defined by Rule 501 under the Securities Act) at the time of the issuance of the shares.

On October 25, 2007, BNH Inc. issued 250,000 shares of common stock, valued at $250 to Mrs. Margarita Redkina, our former director, for services rendered.  The shares issued were not registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Section 4(2) of the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Margarita Redkina was an accredited investor (as defined by Rule 501 under the Securities Act) at the time of the issuance of the shares.

On November 12, 2007, BNH Inc. issued 3,000,000 shares of common stock, valued at $3,000 to Mr. Nehemya Hesin, our former president, treasurer and director, for services rendered.  The shares issued were not registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Section 4(2) of the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Nehemya Hesin was an accredited investor (as defined by Rule 501 under the Securities Act) at the time of the issuance of the shares.

On January 23, 2008, BNH Inc. completed a private placement offering, pursuant to which it issued 2,000,000 shares, valued at $50,000 to 40 investors.  The shares sold in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Regulation S under the Securities Act. Each of the investors who purchased shares of our common stock in the above described transactions was not a “U.S. person” (as that term is defined in Rule 902 of Regulation S under the Securities Act) at the time of the transaction.

On July 27, 2009, BNH Inc. completed a subscription agreement pursuant to which it issued and sold 291,667 shares of common stock at an offering price of $0.03 per share, for the aggregate purchase price of $8,750.  The shares sold in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

On November 9, 2009, BNH Inc. completed a subscription agreement pursuant to which it issued and sold 291,667 shares of common stock at an offering price of $0.03 per share, for the aggregate purchase price of $8,750.  The shares sold in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

On December 16, 2011, we entered into a securities purchase agreement with 12 accredited investors (as defined by Rule 501 under the Securities Act) pursuant to which we issued 1,200,000 shares of common stock and five-year warrants to purchase up to 1,200,000 shares of common stock at an exercise price of $1.50 per share. The securities sold in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. In addition, as part of the Private Placement, the holders of the Debentures issued by BeesFree-DE, in the aggregate principal amount of $1,000,000, converted such Debentures in full into 1,000,000 shares of Preferred Stock and Warrants to purchase 1,000,000 shares of common stock.

On December 16, 2011, we issued 11,950,000 shares of common stock to the former stockholders of BeesFree-DE, pursuant to the Merger Agreement.  The securities issued in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act provided by either Regulation S under the Securities Act, or Section 4(2) and Regulation D (Rule 506) under the Securities Act.  Each of the former stockholders of BeesFree-DE who received shares of our common stock pursuant to the Merger Agreement were either accredited investors (as defined by Rule 501 under the Securities Act) or not a “U.S. person” (as that term is defined in Rule 902 of Regulation S under the Securities Act) at the time of the Merger.

Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Merger and Private Placement is incorporated by reference into this Item 3.02.

Sales by BeesFree-DE

Between August 4, 2011 and September 16, 2011, BeesFree-DE issued an aggregate of 10,300,000 shares of common stock to 25 different investors in a series of closings, at a purchase price of $.001 per share.  The securities issued in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act provided by either Regulation S under the Securities Act, or Section 4(2) and Regulation D (Rule 506) under the Securities Act.  Each of the former stockholders of BeesFree-DE who received shares of our common stock pursuant to the Merger Agreement were either accredited investors (as defined by Rule 501 under the Securities Act) or not a “U.S. person” (as that term is defined in Rule 902 of Regulation S under the Securities Act) at the time of the Merger.

On August 27, 2011, BeesFree-DE issued 1,650,000 shares of common stock to Francesca del Vecchio, in exchange for the transfer of her rights to certain patent-pending technology.  The shares issued were not registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Regulation S under the Securities Act.  Francesca del Vecchio was not a “U.S. person” (as that term is defined in Rule 902 of Regulation S under the Securities Act) at the time of the transaction.

On November 11, 2011, BeesFree-DE entered into a Debenture Purchase Agreement with eight (8) accredited investors pursuant to which BeesFree-DE issued 8% convertible debentures in the aggregate principal amount of $1,000,000. No interest will be payable to the purchasers of the debentures Pursuant upon conversion of the debentures into shares of our common stock.  The securities sold in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

On December 16, 2011, after the closing of the Merger and the Private Placement, BeesFree-DE issued 200,000 shares of common stock to our chief financial officer, David W.  Todhunter at a purchase price of $.001 per share.  The securities issued in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act provided by either Regulation S under the Securities Act, or Section 4(2) and Regulation D (Rule 506) under the Securities Act.

Description of Capital Stock

Authorized Capital Stock

We have authorized 205,000,000 shares of capital stock, par value $0.001 per share, of which 200,000,000 are shares of common stock and 5,000,000 are shares of preferred stock, par value $0.001 per share, of which 3,500,000 shares have been designated Series A Cumulative Convertible Preferred Stock.

Capital Stock Issued and Outstanding

After giving effect to the Merger, and the issuance of 1,200,000 shares of Preferred Stock in the Private Placement, we have issued and outstanding securities:

●	15,950,000 shares of common stock;

●	2,200,000 shares of Series A Cumulative Convertible Preferred Stock; and

●	five-year warrants to purchase up to an aggregate of 2,200,000shares of our common stock at an exercise price of $1.50 per share.

●	five-year warrants to purchase up to an aggregate of 120,000 shares of our common stock at an exercise price of $1.50 per share issued to the Placement Agent

Common Stock

The holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Series A Cumulative Convertible Preferred Stock

Immediately following the Merger, we issued shares of Series A Cumulative Convertible Preferred Stock that convertible at any time into shares of common stock at a conversion price of $1.00 per share, subject to certain adjustments.  The holders of our Series A Cumulative Convertible Preferred Stock shall be paid 8% dividends on an annual basis, payable semi-annually.  The Series A Cumulative Convertible Preferred Stock is convertible into shares of common stock at any time after the three year anniversary of the closing of the Private Placement at our option.  We are prohibited from effecting the conversion of shares of Series A Cumulative Convertible Preferred Stock to the extent that as a result of such exercise the holder of the shares of Series A Cumulative Convertible Preferred Stock beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant and upon conversion of the shares of Series A Cumulative Convertible Preferred Stock.  The Series A Cumulative Convertible Preferred Stock contains provisions that protect its holder against dilution by adjustment of the conversion in certain events such as stock dividends, stock splits and other similar events.  In addition, if the we agree to issue or issues shares of common stock or securities convertible into or exchangeable or exercisable for common stock, for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the conversion price of the Series A Cumulative Convertible Preferred Stock (as defined in the Certificate of Designation) immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the conversion price of the Series A Cumulative Convertible Preferred Stock shall be reduced to such other lower price. Such full ratchet protection shall not apply if (i) the volume-weighted average price of our common stock for the 30 consecutive trading days commencing on day that is 18 months after the Private Placement is at least 150% of the exercise price of the warrants; (ii) the 15-day average daily trading volume of our common stock has been at least 150,000 shares; (ii) a registration statement providing for the resale of 120% of the shares of common stock issuable upon conversion of the shares of Series A Cumulative Convertible Preferred Stock and 100% of the shares issuable upon exercise of the $1.50 Warrants issued in the Private Placement; and (iii) no event of default under the subscription agreement from the Private Placement has occurred.  Holders of the shares of Series A Cumulative Convertible Preferred Stock have mandatory redemption rights upon (i) the occurrence of an event of default that continues for more than 20 days after the applicable grace period, (ii) a change of control, or (iii) our liquidation, dissolution or winding up.

This summary description of the Series A Cumulative Convertible Preferred Stock is qualified in its entirety by reference to the Certificate of Designations of the Series A Cumulative Convertible Preferred Stock attached hereto as Exhibit 3.3.

 Warrants

$1.50 Warrant

Immediately following the Merger, we issued warrants to purchase up to an aggregate of 1,200,000 shares of common stock. Such warrant provides for the purchase of shares of common stock for five years at an exercise price of $1.50 per share. We are prohibited from effecting the exercise of the warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant and upon conversion of the shares of Series A Cumulative Convertible Preferred Stock. The warrant contains provisions that protect its holder against dilution by adjustment of the exercise price in certain events such as stock dividends, stock splits and other similar events. If at any time after the one year anniversary of the issuance date of such warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrant, then the holder of such warrant has the right to exercise the warrant by means of a cashless exercise.  In addition, if (i) the volume-weighted average price of our common stock for 15 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 15-day average daily trading volume of our common stock has been at least 150,000 shares; (iii) a registration statement providing for the resale of the common stock issuable upon exercise of the warrants is effective and (iv) the common stock is listed for trading on a national securities exchange, then we may require each holder to exercise all or a portion of its warrant pursuant to the terms described above within seven business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such seven-day period.  In addition, if the Company agrees to issue or issues any common stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of the warrant for a consideration less than the purchase price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the purchase price shall be reduced to such other lower price for then outstanding warrants.  Such full ratchet protection shall not apply if (i) the volume-weighted average price of our common stock for the 30 consecutive trading days commencing on day that is 18 months after the Private Placement is at least 150% of the exercise price of the warrants; (ii) the 15-day average daily trading volume of our common stock has been at least 150,000 shares; (ii) a registration statement providing for the resale of 120% of the shares of common stock issuable upon conversion of the shares of Series A Cumulative Convertible Preferred Stock and 100% of the shares issuable upon exercise of the $1.50 Warrants issued in the Private Placement; and (iii) no event of default under the subscription agreement from the Private Placement has occurred.

In addition, the warrants issuable to the Placement Agent are on the same terms as provided to the investors in the Private Placement, but contain cashless exercise features.

This summary description of the warrants is qualified in its entirety by reference to the Form of $1.50 Warrant attached hereto as Exhibit 10.2.

Dividend Policy

We do not anticipate or contemplate paying cash dividends on our common stock in the foreseeable future.  We currently intend to use all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Registration Rights

Pursuant to the subscription agreement from the Private Placement, we agreed, at any time between 91 days after the date of the Private Placement and the two year anniversary of the Private Placement, upon request by holders representing more than 50% of the shares of common stock issued in the Private Placement, as calculated on a fully diluted basis, to file a registration statement with the Securities and Exchange Commission within 60 days following such request covering the resale of 120% of the shares of common stock issuable upon conversion of the shares of Series A Cumulative Convertible Preferred Stock and 100% of the shares issuable upon exercise of the $1.50 Warrants issued in the Private Placement, and to cause such registration statement to be declared and remain effective by the Securities and Exchange Commission for the period of the contemplated distribution and no less than 180 days after such request. If we fail to file a registration statement registering the resale of such shares within the prescribed 60 day period, fail to have such registration statement declared effective within the prescribed 180 day period or fail to maintain the effectiveness of such registration statement for more than 60 days in the aggregate during the period of the contemplated distribution, then on each such event of default, and on every monthly anniversary thereof, we shall pay to the investors, in cash, a penalty equal to 1% of the dollar amount invested by each investor; provided, however, that we shall not be liable for liquidated damages as to any shares of common stock that (A) are not permitted by the Securities and Exchange Commission to be included in a registration statement because of the Securities and Exchange Commission’s application of Rule 415 or (B) can be sold publicly under Rule 144.

In addition, we granted the Placement Agent registration rights with respect to warrants issued to them.

Indemnification of Directors and Officers

Under our Articles of Incorporation, no director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law. Under our bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative.  This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Any repeal or modification of these provisions approved by our shareholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

The Nevada Business Corporation Law contains a provision governing “acquisition of controlling interest” (Nevada Revised Statutes 78.378 -78.3793). This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●               20 to 331/3%;
●               331/3 to 50%; or
●               more than 50%.

 A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

 The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which:

●               has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and
●               does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Shareholders Statute” (Nevada Revised Statutes 78.411 -78.444) may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested shareholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested shareholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested shareholder” having:

●               an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
●               an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
●               representing 10 percent or more of the earning power or net income of the corporation.

 An “interested shareholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested shareholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested shareholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested shareholders, or if the consideration to be paid by the interested shareholder is at least equal to the highest of:

●               the highest price per share paid by the interested shareholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested shareholder, whichever is higher;
●               the market value per common share on the date of announcement of the combination or the date the interested shareholder acquired the shares, whichever is higher; or
●               if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol “BNHI.OB” and there is no active trading market for our stock.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the NYSE Amex Equities or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved. As of December 12, 2011, the price of our common stock was $0.625.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer.  We will serve as warrant agent for the $1.50 Warrant.

Item 5.01	Changes in Control of Registrant.

As described in Item 2.01, in connection with the Merger, on December 16, 2011, each share of BeesFree-DE’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 11,950,000 shares of our common stock.  An aggregate of 11,950,000 shares of BeesFree-NV’s common stock were issued to the holders of BeesFree-DE’s common stock.  Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Merger, and as described in Item 5.02 of this Current Report, our former Directors, President, Chief Executive Officer and Chief Financial Officer resigned from their positions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Set forth below is information regarding our directors, executive officers and director nominees. Pursuant to the terms of the Merger, our prior officers and directors shall resign, with such director resignations to become effective on the tenth day following the mailing of a Schedule 14F-1 Information Statement to our Stockholders. In conjunction with the Closing Date, our board of directors appointed Mario Sforza as the President and Chief Executive Officer with such appointment to be effective on the Closing of the Merger. In addition, prior to the Merger, our board of directors appointed Juan Carlos Trabucco to serve as a Director, with such appointment to be effective on the tenth day following the mailing of a Schedule 14F-1 Information Statement to our Stockholders.

The following persons became our executive officers and directors on December 16, 2011, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Mario Sforza	52	President, Chief Executive Officer and Director
David W. Todhunter	49	Chief Financial Officer and Chief Accounting Officer
Juan Carlos Trabucco	63	Director

Our directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Directors and Officers

Mario Sforza has served as our chief executive officer, president and director since our inception in August 2011. Mr. Sforza has more than 26 years of professional executive experience in leading U.S. and European multinational information and communications technology and media corporations where he has successfully covered senior management, marketing, sales and technical roles. He has coordinated the launch and operational roll-out of several technology projects and businesses in the wireless telecom (Motorola Satcom’s Iridium and Qualcomm’s Globalstar), aerospace (European Space Agency), multimedia service provisioning (Liberty Global Europe) and clean tech market segments.  From February 2005 to September 2010, he served as the chief executive officer of Cleon Solutions, an Information Technology engineering and consulting company.  From October 2009 to December 2010, Mr. Sforza was a senior program manager for Igeam, an Italian clean-tech consulting firm.  From June 2010 to July 2011, Mr. Sforza served as an executive advisor and consultant for ITT VIS Italia, Altran Italia, IPS and Network Corporate Advisor.  Mr. Sforza received his MSc in Electronic Engineering (magna cum laude) from the University “La Sapienza” in Rome, Italy. He has attended post-graduate courses in business administration and marketing at the London School of Economics and at the SDA Bocconi University in Milan, Italy.  Mr. Sforza has vast executive experience and his position as an executive officer as well as a board member will ensure a unity of vision between our board of directors and our management.

David W. Todhunter has previously served as the Chief Financial Officer of Plus One Holdings, Inc. from 2005 to 2011. Plus One Holdings, Inc. is a company providing comprehensive wellness solutions to Fortune 1000 clients. During that time, Mr. Todhunter was responsible for full financial responsibility encompassing financial reporting to the Board and 165 sites, audits, budgeting, income and sales tax reporting, purchasing, invoicing and collections, cash management, investor and banking relations, merger financial due diligence, merger integrations, system implementations, and financial training.  In addition, Mr. Todhunter also directed Plus One Holding’s technology group from 2005 to 2006. Prior to that, Mr. Todhunter served as the Chief Financial Officer for The Robbins Company from 2001 to 2003, and then Chief Executive Officer from 2003 to 2004. The Robbins Company is based in Attleboro, MA, and is a $70M private equity-backed manufacturing, fulfillment, and business services company that provided employee recognition programs to Fortune 500 clients. Mr. Todhunter received his a bachelor of arts in Applied Mathematics and Economics from Brown University.

Juan Carlos Trabucco has served as our director since October 2011.  Professor Trabucco has served as a senior consultant to the Food and Agriculture Organization of the United Nations in Rome, Italy since 2000.  While at the Food and Agriculture Organization of the United Nations, Professor Trabucco has managed the development of FAO Food Security and Consumption Statistics database, served as the team leader for several field tests and projects in various Central American countries in order to co-develop training programs with local governments and coordinated studies to analyze statistical and economical indicators to address rural poverty in Latin America.  Professor Trabucco has a B.Sc. from Champagnat College, Tacna, Peru, an M.S. from University of Wisconsin and has received post-graduate certificates from Agricultural University “La Molina” in Lima, Peru, National University of Arequipa, Peru, University of Roma, “La Sapienza,” University of Tarapaca in Arica, Chile, and Pacific University of Lima.  Professor Trabucco has unique knowledge with respect to international policies concerning food security as well as the scientific background that will make him an asset to our board.

There are no family relationships among any of our directors and executive officers.

Executive Compensation

During the years ended December 31, 2010 and 2011, no compensation was paid to Nehemya Hesin, our former president, treasurer and director, or Danielle Mimouni, our former secretary and director.  Mr. Hesin and Dr. Mimouni resigned as our executive officers and directors in connection with our Merger on December 16, 2011.

Our Chief Executive Officer, Mario Sforza, was issued 500,000 shares of our common stock as founder shares. In addition, our Chief Financial Officer, David W. Todhunter, was issued 200,000 shares of our common stock as founder shares.

Agreements with Executive Officers

Mario Sforza

We have entered into an employment agreement with Mr. Sforza to serve as our chief executive officer for a term of one year, effective as of August 4, 2011. Pursuant to this employment agreement, Mr. Sforza is entitled to receive an annual base salary of $120,000.  Mr. Sforza is entitled to receive a bonus of stock options to purchase up to 250,000 shares of our common stock upon the achievement of certain milestones (the “Stock Options”). Of the 250,000 stock options, Mr. Sforza shall be entitled to 125,000 Stock Options upon the achievement of the following targets reached by a date to be determined by the Board by January 30, 2012:  (i) complete a merger or share exchange with a public company listed for trading in the United States of America on the OTC Bulletin Board automated quotation system and a private placement of securities; (ii) Commenced regional development projects in Argentina, Brazil and South Africa (the "Regional Development Projects"); (iii) met product units sales targets for the first 6 operating months; (iv) Achieved full product prototyping capabilities; (v) Established a lab facility operating in Italy; (vi) Execute distribution agreements with parties in Argentina, Brazil and South Africa; (vii) commence an operational corporate web site; (viii) producing a marketing and sales plan; (ix) establish a corporate headquarters located in the United States of America; (x) appoint to the Company' s board of directors at least one member with a graduate degree or higher in a discipline or field related to the business of the Company; and (xi) Hired additional sales representatives and personnel.

Of the 250,000 stock options, Mr. Sforza shall be entitled to an additional 125,000 Stock Options upon the achievement of the following targets reached by a date to be determined by the Board by January 30, 2012: (i) completed the Initial Development Projects; (ii) Begun regional development projects in two countries in the Northern hemisphere, which such countries shall be determined by the Board of the Company not later than February 28th, 2012; (iii) met product units sales targets for the first operating year; (iv) executed distribution agreements covering all regions worldwide; (v) executed products provisioning contracts covering all regions worldwide; (vi) Assigned staff members to all regional sales structures; (vii) Completed all corporate staff hiring as set forth and approved by the Board by January 31, 2012.

In addition, Mr. Sforza will also be entitled to the following benefits: (i) reimbursement for all travel and lodging expenses relating to his employment; (ii) payment of telephone and data service on a handheld device devoted to employment related use; and (iii) payment of a personal computer for employment related use.

Mr. Sforza may resign at any time during the term of the employment agreement with three (3) months notice provided. In addition, the Board may terminate Mr. Sforza’s employment at anytime for just cause only. However, if the Board were to terminate Mr. Sforza’s employment, Mr. Sforza shall be granted his full compensation package for the full term of his employment.

David W. Todhunter

We have entered into an employment agreement with Mr. Todhunter to serve as our chief financial officer and chief accounting officer for a term of one year, effect as of December 16, 2011. Pursuant to this employment agreement, Mr. Todhunter is entitled to receive an annual base salary of $102,000.  In addition, Mr. Todhunter will also be entitled to reimbursement for all travel and lodging expenses relating to his employment.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our officers as of December 31, 2010.

Director Compensation

We intend to pay our directors $1,000 per meeting for each board meeting attended and reimburse them for expenses incurred in connection with their service as director.

During the fiscal years ended December 31, 2009 and 2010, our directors did not receive any compensation from us for their services in such capacity.

Directors’ and Officers’ Liability Insurance

We currently do not have directors’ and officers’ liability insurance.  However, we are in the process of evaluating the plans of several insurance providers and intend to obtain such insurance.

Code of Ethics

We currently have not adopted a written code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer. However, we intend to adopt a written code of ethics in the near future.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters for each such committee.  We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Item 5.06	Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), BeesFree-DE’s audited financial statements for the period from August 4, 2011 (inception) to August 31, 2011 are filed in this Current Report on Form 8-K as Exhibit 99.1

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 16, 2011, by and among BeesFree, Inc., BeesFree Acquisition Corp. and BeesFree, Inc.

2.2*	Articles of Merger, dated September 30, 2011 and filed on October 4, 2011 by and among BNH Inc. and BeesFree, Inc.

3.1	Certificate of Designations of Series A Cumulative Convertible Preferred Stock

10.1	Form of Subscription Agreement by and among BeesFree, Inc. and certain purchasers set forth therein

10.2	Form of $1.50 Warrant

10.3	Form of Cancellation Agreement by and among BeesFree, Inc. and certain shareholders

10.4	Purchase Agreement of Technology, dated August 27, 2011, by and between BeesFree, Inc. and Francesca del Vecchio

10.5	Consulting Service Agreement, dated August 29, 2011, by and between BeesFree, Inc. and Francesca del Vecchio

10.6	Form of Debenture Purchase Agreement, dated November 11, 2011, by and between BeesFree, Inc. and certain purchasers set forth therein

10.7	Lease Agreement, dated November 21, 2011, by and between BeesFree, Inc. and The Crexent. LLC,

10.8	Investor Relations Agreement, dated December 1, 2011, by and between BeesFree, Inc. and Brooke Capital Investments, LLC

10.9	Investor Relations Consulting Agreement, dated October 28, 2011, by and between BeesFree, Inc. and Blue Point Consulting, LLC

10.10	Investor Relations Agreement, dated October 24, 2011, by and between BeesFree, Inc. and Grandview Consultants, Inc.

10.11	Employment Agreement between BeesFree, Inc. and Mario Sforza.

10.12	Employment Agreement between BeesFree, Inc. and David W. Todhunter.

99.1	BeesFree, Inc. financial statements for the period from August 4, 2011 (inception) to August 31, 2011.

99.2	Pro forma unaudited consolidated financial statements as of August 31, 2011

* Incorporated by reference to Exhibit 10.1 filed with the Company’s Quarterly Statement on Form 10-Q filed on November 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 16, 2011

BEESFREE, INC.

By:	/s/ Mario Sforza
Mario Sforza
Chief Executive Officer and President